Renasant Corporation and Heritage Financial Group, Inc.

Announce Definitive Merger Agreement

TUPELO, MS and ALBANY, GA (December 10, 2014) – Renasant Corporation (NASDAQ: RNST) and Heritage Financial Group, Inc. (NASDAQ: HBOS) jointly announced today the signing of a definitive merger agreement pursuant to which Renasant Corporation (“Renasant” or “the Company”) will acquire, in an all-stock merger, Heritage Financial Group, Inc. (“Heritage”), a bank holding company headquartered in Albany, Georgia, and the parent of HeritageBank of the South (“HeritageBank”), a Georgia savings bank.

Upon completion of the transaction, the combined company will have approximately $7.5 billion in total assets, $5.2 billion in gross loans and $6.1 billion in deposits with 171 banking, mortgage, insurance, wealth management and investment offices in Mississippi, Alabama, Tennessee, Georgia and Florida. The transaction will add to Renasant approximately $1.9 billion in assets, $1.2 billion in loans and $1.3 billion in deposits, and 48 banking, mortgage and investment offices in Alabama, Georgia and Florida as of September 30, 2014, inclusive of Heritage’s pending previously announced branch acquisition from The PrivateBank and Trust Company of a branch in Norcross, GA with $40 million in loans and $129 million in deposits.

The merger will solidify Renasant as one of the largest community banks operating in the Southeast with significant other business lines including insurance, mortgage and wealth management.

The transaction also enhances the Company’s presence in the metro markets of Birmingham, AL and Atlanta, GA with minimal existing overlap while also providing entry into new markets, such as Albany, GA, Statesboro, GA, Savannah, GA, Auburn, AL, Ocala, FL and       Gainesville, FL.

Additionally, the merger will provide a stable source of low-cost core deposits that are expected to support and enhance Renasant’s future growth activities.

O. Leonard Dorminey, President and Chief Executive Officer of Heritage, said “We are excited to partner with Renasant to provide enhanced value to our stockholders, clients, employees, and communities. This merger will provide greater resources and operational scale that will allow us to grow as part of a larger community bank. Renasant’s strong fundamentals and superior service are consistent with our own culture. Their proven track record of profitable growth, ability to successfully execute acquisitions, and similar community bank culture makes Renasant an excellent choice for Heritage. We are confident that this merger will be positive for all of our constituents: our stockholders, clients, employees and communities.”

Dorminey will join the Company as Executive Vice President of Renasant Corporation and will serve as the President of Renasant Bank’s Georgia region. He has been with HeritageBank since 2001 and has served as President and CEO of Heritage since 2003. Dorminey began his career in banking as a lender more than 32 years ago.

According to the terms of the merger agreement, which has been approved by the Boards of Directors of both companies, Heritage stockholders will receive 0.9266 shares of Renasant common stock for each share of Heritage common stock, and the merger is expected to qualify as a tax-free reorganization for Heritage stockholders. Based on Renasant’s 20-day average closing price of $29.14 per share as of December 9, 2014, the aggregate deal value is approximately $258 million or $27.00 per share. Under the proposed terms, the transaction is expected to be immediately accretive to Renasant’s estimated earnings per share with the estimated tangible book value dilution being earned back in less than two years and an IRR which exceeds internal thresholds.

“This merger between Renasant and Heritage adds branch and mortgage locations to our legacy markets of Birmingham and Atlanta while providing for our entry into several attractive new markets in Alabama, Georgia and Florida,” said Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “This merger will expand our market share, earnings growth and profitability and is expected to greatly benefit our current and future clients with expanded locations, services and products. Heritage is a community bank with a proven track record of success in serving their clients and communities, and we look forward to completing               this acquisition.”

The acquisition is expected to close during the third quarter of 2015 and is subject to Renasant and Heritage stockholder approval, regulatory approval and other conditions set forth in the merger agreement. Pursuant to the terms of the merger agreement, HeritageBank will merge with and into Renasant Bank immediately after the merger of Heritage with and into Renasant.

Renasant was advised by the investment banking firm of Raymond James & Associates, Inc., and the law firm of Phelps Dunbar LLP. Heritage was advised by the investment banking firm of Keefe, Bruyette & Woods and the law firm of Alston & Bird LLP.

Conference Call Information:

Renasant and Heritage will host an investor conference call and webcast on December 11, 2014, at 9:00 AM Eastern through http://services.choruscall.com/links/rnst141211.html.

The conference may be accessed via telephone by dialing 1-877-513-1143 in the United States and requesting the Renasant Corporation call.  International participants should dial 1-412-902-4145. A presentation outlining this announcement will be available through the Company’s IR site, www.renasant.com. The presentation will also be available through Heritage’s website at www.eheritagebank.com. A replay of the conference call will be available by dialing 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally and entering access code 10057355. The webcast can be replayed until December 11, 2015, from either the Company’s or           Heritage’s website.

Renasant and Heritage Contacts:

RNST: For Media:	For Financials:
John Oxford	Kevin Chapman
First Vice President	Executive Vice President
Director of Corp Communication	Chief Financial Officer
(662) 680-1219	(662) 680-1450
joxford@renasant.com	kchapman@renasant.com

HBOS: For Financials:
T. Heath Fountain, CPA
Executive Vice President
Chief Financial Officer
(229) 878-2055
hfountain@eheritagebank.com

about renasant corporation:

Renasant Corporation is the parent of Renasant Bank, a 110-year-old financial services institution, and Renasant Insurance. Renasant has assets of approximately $5.8 billion and operates more than 120 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama and Georgia.

about heritage financial group, inc.:

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving primarily Georgia, Florida and Alabama through 36 banking locations, 20 mortgage offices, and 5 investment offices.

Additional Information about the Renasant/Heritage Transaction

This communication is being made in respect of the proposed merger transaction involving Renasant and Heritage.  In connection with the proposed merger, Renasant and Heritage will file a registration statement on Form S-4 that will include a joint proxy statement/prospectus, and other  relevant  documents  concerning  the  proposed merger, with  the  Securities  and  Exchange  Commission  (the  “SEC”).  This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RENASANT, HERITAGE AND THE PROPOSED MERGER.  When available, the joint proxy statement/prospectus will be mailed to shareholders of both Renasant and Heritage.  Investors will also be able to obtain copies of the joint proxy statement/prospectus and other relevant documents (when they become available) free of charge at the SEC’s website (www.sec.gov).  In addition, documents filed with the SEC by Renasant will be available free of charge from Kevin Chapman, Chief Financial Officer, Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804-4827, telephone: (662) 680-1450.  Documents filed with the SEC by Heritage will be available free of charge from Heritage by contacting T. Heath Fountain, Chief Financial Officer, Heritage Financial Group, Inc., 721 N. Westover Blvd, Albany, Georgia, telephone: (229) 878-2055.

Renasant, Heritage and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Renasant and Heritage in connection with the proposed merger.  Information about the directors and executive officers of Renasant is included in the proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on March 11, 2014.  Information about the directors and executive officers of Heritage is included in the proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 25, 2014.  Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage companies to provide information about their anticipated future financial performance.  This act provides a safe harbor for such disclosure, which protects a company from unwarranted litigation if actual results are different from management expectations.  This release reflects the current views and estimates of future economic circumstances, industry conditions, company performance, and financial results of the management of Renasant and Heritage.  These forward-looking statements are subject to a number of factors and uncertainties which could cause Renasant’s, Heritage’s or the combined company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements, and such differences may be material.  Forward-looking statements speak only as of the date they are made, and neither Renasant nor Heritage assumes any duty to update forward-looking statements.  In addition to factors previously disclosed in Renasant’s and Heritage’s reports filed with the SEC and those identified elsewhere in this release, these forward-looking statements include, but are not limited to, statements about (i) the expected benefits of the transaction between Renasant and Heritage and between Renasant Bank and HeritageBank of the South, including future financial and operating results, cost savings, enhanced revenues and the expected market position of the combined company that may be realized from the transaction, and (ii) Renasant’s and Heritage’s plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts.  Other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects” or words of similar meaning generally are intended to identify forward-looking statements.  These statements are based upon the current beliefs and expectations of Renasant’s and Heritage’s management and are inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond their respective control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material.

The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Renasant and Heritage may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected; (2) the expected growth opportunities or costs savings from the transaction may not be fully realized or may take longer to realize than expected; (3) revenues following the transaction may be lower than expected as a result of losses of customers or other reasons, including issues arising in connection with Heritage’s integration of Alarion Financial Services, Inc.; (4) deposit attrition, operating costs, customer loss and business disruption following the transaction, including difficulties in maintaining relationships with employees, may be greater than expected; (5) governmental approvals of the transaction may not be obtained on the proposed terms or expected timeframe; (6) Renasant’s or Heritage’s shareholders may fail to approve the transaction; (7) the terms of the proposed transaction may need to be modified to satisfy such approvals or conditions; (8) reputational risks and the reaction of the companies’ customers to the transaction; (9) diversion of management time on merger related issues; (10) changes in asset quality and credit risk; (11) inflation; (12) the cost and availability of capital; (13) customer acceptance of the combined company’s products and services; (14) customer borrowing, repayment, investment and deposit practices; (15) the introduction, withdrawal, success and timing of business initiatives; (16) the impact, extent, and timing of technological changes; (17) severe catastrophic events in the companies’ respective geographic area; (18) a weakening of the economies in which the combined company will conduct operations may adversely affect its operating results; (19) the U.S. legal and regulatory framework, including those associated with the Dodd-Frank Wall Street Reform and Consumer Protection Act, could adversely affect the operating results of the combined company; (20) the interest rate environment may compress margins and adversely affect net interest income; and (21) competition from other financial services companies in the companies’ markets could adversely affect operations.  Additional factors that could cause Renasant’s and Heritage’s results to differ materially from those described in the forward-looking statements can be found in Renasant’s and Heritage’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (www.sec.gov).  All subsequent written and oral forward-looking statements concerning Renasant, Heritage or the proposed merger or other matters and attributable to Renasant, Heritage or any person acting on either of their behalf are expressly qualified in their entirety by the cautionary statements above.  Renasant and Heritage do not undertake any obligation to update any forward-looking statement, whether written or oral, to reflect circumstances or events that occur after the date the forward-looking statements are made.

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